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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant

                                                  State of Other Jurisdiction of
                Name                              Incorporation or Organization
                ----                              ------------------------------

DSF Internet Services Private Limited             India
Reflex I.T. Solutions Limited                     United Kingdom
SquareRadius (UK) Limited                         United Kingdom
SquareRadius, Inc.                                Arizona
UBICS (UK) Limited                                United Kingdom
UBICS Holdings, Inc.                              Delaware
UBICS India Private Limited                       India
UBIX Computer Services Limited                    Mauritius